EXHIBIT 5.1


                    Troop Steuber Pasich Reddick & Tobey, LLP
                                     lawyers

                                Feburary 3, 2000



 Netcurrents, Inc.
 5757 Wilshire Boulevard, Penthouse One
 Los Angeles, California 90036

 Ladies/Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as
 Exhibit 5.1 filed by Netcurrents, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 2,000,000 shares of Common Stock, $.001 par value per share (the "Shares"), of the Company issuable pursuant to the Company's 1998 Stock Incentive Plan, as amended (the "Plan").

        We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                              Respectfully submitted,

                              /s/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                              ---------------------------------------------
                              Troop Steuber Pasich Reddick & Tobey, LLP